Exhibit 99.2

UNDER ARMOUR ENTERS INTO EXCHANGE AGREEMENTS

WITH CERTAIN 1.50 PERCENT CONVERTIBLE SENIOR NOTEHOLDERS

BALTIMORE, May 27, 2021 – Under Armour, Inc. (NYSE: UA, UAA) today announced that it has entered into exchange agreements with certain holders (the “Noteholders”) of its 1.50 percent Convertible Senior Notes due 2024 (the “2024 Notes”). The Noteholders have agreed to exchange $250 million in aggregate principal amount of Under Armour’s outstanding 2024 Notes for cash and/or shares of Under Armour’s Class C common stock, plus payment for accrued and unpaid interest.

The number of shares of Class C common stock to be issued by Under Armour to the Noteholders will be determined based upon a volume-weighted average price per share of Class C common stock during an averaging period commencing today.

The 2024 Notes to be exchanged represent 50 percent of the outstanding principal amount, with $250 million in aggregate principal amount remaining outstanding following the exchange. Under Armour’s annual interest payments will be reduced by approximately $3.75 million.

Concurrently with entering into the aforementioned exchange agreements, Under Armour entered into, with each of JPMorgan Chase Bank, National Association, Citibank, N.A. and HSBC Bank USA, National Association, termination agreements relating to a portion of the capped call transactions that were previously entered into by Under Armour in connection with the issuance of the 2024 Notes. Such termination agreements relate to a number of options corresponding to the number of 2024 Notes subject to exchange pursuant to the aforementioned exchange agreements. Pursuant to such termination agreements, each of JPMorgan Chase Bank, National Association, Citibank, N.A., and HSBC Bank USA, National Association will pay Under Armour a cash settlement amount in respect of the portion capped call transactions being terminated, which cash settlement amounts will be determined based upon the volume-weighted average price per share of Under Armour’s Class C common stock during an averaging period, commencing today.

This press release does not constitute an offer to sell or a solicitation to buy any of the securities described herein, nor shall there be any offer, solicitation, or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding the closing of the exchange agreements and expected reduction in our total outstanding debt and annual interest payments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports filed with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Blake Simpson
SVP, Investor Relations & Corporate Development (410) 246-6810	SVP, Global Communications, Community Impact & Events (443) 630-9959

2